UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2017

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 23, 2017, Whistler Mountain Resort Limited Partnership (the “Whistler LP”), by its general partner, Whistler Blackcomb Holdings Inc. (“Whistler Blackcomb”), a wholly owned subsidiary of Vail Resorts, Inc. (the “Company”), entered into a master development agreement (the “Whistler MDA”) with Her Majesty, the Queen in Right of British Columbia (the “Province”) with respect to the operation and development of Whistler Mountain. Additionally, on February 23, 2017, Blackcomb Skiing Enterprises Limited Partnership (the “Blackcomb LP” and together with the Whistler LP, the “Partnerships”), by its general partner, Whistler Blackcomb, entered into a master development agreement (the “Blackcomb MDA” and together with the Whistler MDA, the “MDAs”) with the Province with respect to the operation and development of Blackcomb Mountain (together with Whistler Mountain, the “Whistler Blackcomb Resort”). Each of Whistler LP and Blackcomb LP were operating under existing master development agreements that terminated upon execution of the MDAs.

The MDAs each have a term of 60 years and are replaceable for an additional 60 years by option exercisable by the Partnerships after the first 30 years of the initial term. In accordance with the MDAs, each Partnership is obligated to pay the following annual fees to the Province based on the consideration received by such Partnership for certain types of activities related to the Whistler Blackcomb Resort:

•
for certain types of improvements on Whistler Mountain or Blackcomb Mountain, as the case may be, including gondolas and chairlifts, and the land owned by the Province within the defined development area, the greater of 2% of gross revenue received by the applicable Partnership and $500;

•	for the golf course and the lands underlying such golf course, the greater of 5% of golf-related revenue received by the Partnership and $10,000; and

•
for contracts between the Partnerships and arm’s length parties for the operation of certain activities at the Whistler Blackcomb Resort, 2% of revenue received by the applicable Partnership from such arm’s length contracts.

The MDAs grant a general license to use the Whistler Mountain lands and the Blackcomb Mountain lands for the operation and development of the Whistler Blackcomb Resort. The MDAs also provide for the granting of specific tenures of land owned by the Province to the Whistler LP or the Blackcomb LP, as applicable, by way of rights-of-way, leases or licenses. Each Partnership is permitted to develop new improvements to Whistler Mountain or Blackcomb Mountain, as the case may be, within standard municipal type development control conditions.
The foregoing description of the MDAs is only a summary and is qualified in its entirety by reference to each MDA, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Upon execution of each of the MDAs described under Item 1.01 above, each of the Ski Area Agreement for Whistler Mountain and the amendments thereto, dated as of September 30, 1982, between the Province and Whistler LP (the “Ski Area Agreement”) and the Development Agreement for Blackcomb Mountain and the amendments thereto, dated as of May 1, 1979, between the Province and Blackcomb LP (the “Development Agreement”), are terminated effective immediately. The Ski Area Agreement, including amendments thereto, and the Development Agreement, including amendments thereto, were filed as Exhibits 10.4 and 10.5, respectively to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 9, 2016. No early termination penalties are payable in connection with the termination of the Ski Area Agreement and Development Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: February 27, 2017	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Whistler Mountain Master Development Agreement, dated as of February 23, 2017, between Her Majesty the Queen in Right of the Province of British Columbia and Whistler Mountain Resort Limited Partnership

10.2
Blackcomb Mountain Master Development Agreement, dated as of February 23, 2017, between Her Majesty the Queen in Right of the Province of British Columbia and Blackcomb Skiing Enterprises Limited Partnership